Exhibit 10(b) L26 TO: [PARTICIPANT NAME] PARKER-HANNIFIN CORPORATION LONG-TERM INCENTIVE PERFORMANCE PLAN (LTIP) UNDER PERFORMANCE BONUS PLAN OFFICER AWARD AGREEMENT (L26) The Human Resources and Compensation Committee of the Board of Directors (the "Committee") of Parker-Hannifin Corporation (the "Company") has awarded to you the contingent right to receive the following number of shares of Common Stock of the Company ("Maximum Shares") under the Company’s Long-Term Incentive Performance Plan Under the Performance Bonus Plan (As Amended and Restated) (the "LTIP Plan"), the Parker-Hannifin Amended and Restated 2016 Omnibus Stock Incentive Plan (as defined in the LTIP Plan) and the terms of the Company’s 2022 Performance Bonus Plan (the “Performance Bonus Plan”): Grant Date: [Grant Date] Performance Period: CY 2022-2023-2024 Maximum Shares: [Number] Target Shares [Number Granted] The number of Maximum Shares granted is based on your grade level at the Grant Date and your expected service in your position through the end of the Performance Period. The number of Maximum Shares granted is subject to adjustment in the event of a change in your grade level or your employment status with the Company during the Performance Period as provided in the LTIP Plan. Payout of Your Award. Your right to earn all or a portion of the Target Shares under your award will be based upon the Company’s performance during the Performance Period in comparison to its peer group for certain key objective financial metrics described in the LTIP Plan, and the Committee’s discretion to reduce the amount payable under your award (including for example, a possible reduction to the number of Target Shares set out above), based on the Company’s performance in comparison to its peer group and otherwise as described in the LTIP Plan. Subject to your continued employment through the end of the Performance Period, any amount payable under your award will be paid in the form of shares of Common Stock in the Company, to be issued in April 2025 following the Committee’s certification of performance results of the Company, subject to the Committee’s exercise of any discretion to reduce the amount payable, and the Committee’s authorization of payment. Peer Group (as defined in the LTIP Plan): Caterpillar Inc. Fortive Corporation Colfax Corporation Honeywell International Inc. Cummins Inc. Illinois Tool Works Inc. Danaher Corporation Ingersoll Rand Inc.

L26 4822-3301-6025.2 Deere & Company ITT Inc. Dover Corporation Johnson Controls International plc Eaton Corporation plc Rockwell Automation Inc. Emerson Electric Co. Textron Inc. Flowserve Corporation Trane Technologies plc Subject to your continued employment through the end of the Performance Period, any Shares earned hereunder will be issued after the end of the Performance Period following the Committee’s certification of performance results, authorization of any Share issuance, and considerations of other appropriate factors as the Committee may determine. Your Action Items. Please take the following actions: Accept your Awards by clicking on the “Accept” button below. In relation to your Award acceptance, attached below for your review and incorporated into this Award Agreement are the Summary and Terms and Conditions attached below. Inform the Company of any change in address or contact information, as necessary. Refer to the section of the LTIP Plan titled “Notification of Change in Personal Data” for instructions on how to provide notification to the Company. Also available through your UBS One Source account are the following documents pertinent to your Award: Amended and Restated 2016 Omnibus Stock Incentive Plan Amended and Restated 2016 Omnibus Stock Incentive Prospectus 2022 Performance Bonus Plan Annual Report and Proxy Statement Parker-Hannifin Corporation Long-Term Incentive Performance Plan Under the Performance Bonus Plan (as Amended and Restated) Summary and Terms and Conditions 1. Effective Date and Purpose. Parker-Hannifin Corporation, an Ohio corporation (the “Company”), adopted the Parker-Hannifin Corporation Long-Term Incentive Performance Plan as Amended and Restated Under the Performance Bonus Plan (the “Plan”) effective as of January 20, 2016, and as amended and restated effective as of January 27, 2022. The purpose of the Plan is to attract and retain key executives for the Company and to provide such persons with incentives for superior performance in the form of an opportunity to earn an award of shares of Parker-Hannifin Common Stock (“Shares”) that qualifies as a Long-Term Incentive Bonus (as defined in the Company’s Performance Bonus Plan), while preserving the ability of the Company to deduct Long-Term Incentive Bonuses paid under the Plan as “performance-based compensation” within the meaning of Section 162(m)(4)(C) (to the extent applicable) and the Stock Incentive Plan. Capitalized terms not defined in the Plan shall have the meanings set forth in the Performance Bonus Plan or the Stock Incentive Plan, as applicable.

L26 4822-3301-6025.2 2. Eligibility. The Committee shall designate the Participants, if any, for each Performance Period. An Eligible Officer who is designated as a Participant for a given Performance Period is not guaranteed of being selected as a Participant for any other Performance Period. 3. Establishment of Award Opportunities. Not later than the 90th day of each Performance Period and subject to the terms and conditions of Section 5 of the Performance Bonus Plan (including the limits on a Participant’s maximum Long-Term Incentive Bonuses with respect to the Performance Period), the Committee shall establish the Maximum Shares and Target Shares for each Participant’s Award Opportunity for the Performance Period. The Committee shall provide an Award Agreement to each Participant as soon as practical following the establishment of the Maximum Shares and Target Shares under the Participant’s Award Opportunity for the Performance Period. 4. Dividend Equivalent Units. From and after the Grant Date and until the earlier of (i) the time when the Award Opportunity is paid in accordance with Section 6 hereof or (ii) the time when your right to payment of the Award Opportunity is forfeited in accordance with Section 7 hereof, on the date that the Company pays a cash dividend (if any) to holders of shares of Common Stock generally, you shall be credited with a number of additional Target Shares (the “Dividend Equivalent Units”) determined by dividing the aggregate amount of the cash dividend that would be payable on such date to a holder of a number of shares of Common Stock equal to the number of your unpaid Target Shares by the closing price per share of the Company’s Common Stock on the New York Stock Exchange on the last trading day preceding the dividend payment date. Any such Dividend Equivalent Units will be considered Target Shares for purposes of these Terms and Conditions and will be subject to all of the terms, conditions and restrictions set forth herein. 5. Determination of Amount Payable Under Award Opportunities. A. Committee Certification of Management Objectives. Subject to potential reduction as set forth in Section 5.B and further subject to the other terms and conditions of the Plan, the full number of Maximum Shares granted to a Participant with respect to a Performance Period shall be earned as of the last day of such Performance Period, provided that (i) following the end of the Performance Period, the Committee has certified that the Company has achieved either (a) average Return on Average Equity of 4% during the Performance Period, or (b) average Free Cash Flow Margin of 4% during the Performance Period; and (ii) the Participant has been continuously employed by the Company and its Affiliates through the last day of the Performance Period. B. Committee Discretion to Reduce Long-Term Incentive Awards. Notwithstanding Section 5.A, the actual number of Shares payable to a Participant with respect to a Performance Period may be reduced (including a reduction to zero) by the Committee in its sole and absolute discretion based on such factors as the Committee determines to be appropriate including, without limitation, the Company’s performance with respect to the performance measures (the “Peer Performance Measures”) set out below, with the number of a Participant’s Target Shares under an Award Opportunity allocated to each of the Peer Performance Measures in proportion to the percentages set out below. The Peer Performance Measures shall be determined for the Company at the conclusion of the Performance Period, in comparison to the performance of the members of the Company’s Peer Group, determined for

L26 4822-3301-6025.2 each member of the Peer Group based on its performance at the conclusion of the three fiscal year period of such company ending with or immediately prior to the conclusion of the Performance Period. Peer Performance Measure: Weight: Revenue Growth 40% Earnings Per Share Growth 40% Average Return on Invested Capital 20% It is the intention of the Committee that the Committee will exercise its discretion as it deems appropriate to reduce the number of Shares that may be delivered to a Participant with respect to each Performance Period based on the Company’s percentile ranking among the members of the Peer Group with respect to each Peer Performance Measure in accordance with the following table; provided, however, that the Committee reserves the right to deviate from such approach and may exercise its discretion to reduce the number of Shares that may be delivered to a Participant with respect to each Performance Period, if any, based on such other factors as the Committee in its sole and absolute discretion determines to be appropriate: Company Percentile Ranking Among Peer Group: % of Allocable Target Shares Earned: 75th percentile or higher 200% 50th percentile 100% (Target Shares) 35th percentile 50% lower than 35th percentile 0% To the extent that the Company’s percentile ranking among the members of the Peer Group with respect to a Peer Performance Measure is between the 35th and the 50th percentile, or between the 50th and the 75th percentile, it is currently intended that the Committee will exercise its discretion to determine the appropriate percentage of the allocable Target Shares that are earned by straight-line interpolation between the percentages set out in the table above. 6. Payment of Awards. Except as otherwise provided in the Plan or this Summary and Terms and Conditions, during the fourth month following the end of the applicable Performance Period, the Company shall deliver to each Participant the Shares, if any, that the Committee has determined (in accordance with Section 5) to be payable with respect to any Award Opportunity. 7. Terminations. Except as otherwise provided in this Section 7 or Section 8, a Participant must remain continuously employed by the Company and its Affiliates through the last day of a Performance Period in order to be entitled to receive payment of any Long-Term Incentive Bonus pursuant to the Plan for such Performance Period. A. Qualifying Retirement. Notwithstanding the foregoing, in the event of a Participant’s termination of employment during a Performance Period due to a Qualifying Retirement with respect to such Performance Period, the Participant will be entitled to receive the Award Opportunity, if any, that the Committee determines (in accordance with Section 5) to be payable for such Performance Period, as if the Participant had remained continuously employed through the end of the Performance Period. Any such Award Opportunity will be payable at the time provided in Section 6, following the certification of the achievement of the

L26 4822-3301-6025.2 management objectives by the Committee in accordance with Section 5.A. B. Death, Disability, Termination Without Cause, Other Retirement. Notwithstanding the foregoing, in the event of a Participant’s termination of employment during a Performance Period due to death, Disability, termination of employment by the Company without Cause, or Other Retirement, the Participant will be entitled to receive a prorated Long-Term Incentive Bonus for that Performance Period equal to the product of the amount of the Award Opportunity, if any, determined to be payable by the Committee (pursuant to Section 5) multiplied by a fraction, the numerator of which is the number of full months of continuous employment during the Performance Period and the denominator of which is 36. Any such prorated bonus will be payable at the time provided in Section 6, following the certification of the achievement of the management objectives by the Committee in accordance with Section 5.A. C. Other Terminations. Except as otherwise provided pursuant to Section 8, in the event of a Participant’s termination of employment during a Performance Period for any reason other than Qualifying Retirement, Other Retirement, death, Disability, or termination of employment by the Company without Cause, the Participant will forfeit his or her Award Opportunity for such Performance Period, without any further action or notice. 8. Change in Control. In the event of a Change in Control (as defined in the Stock Incentive Plan and including the date immediately prior to an “Anticipatory Termination” as defined therein) of the Company during a Performance Period, each Participant then holding an outstanding Award Opportunity granted under the Plan for such Performance Period shall receive payment of his or her Award Opportunity as follows: (a) within fifteen (15) days following the date of the Change in Control, each such Participant shall receive a number of shares of Common Stock equal to the number of Target Shares subject to such Award Opportunity; and (b) within forty-five (45) days after the date of such Change in Control, each such Participant shall receive a number of shares of Common Stock equal to the excess, if any, of (i) the number of Shares that would be payable in accordance with Section 5 if the Company had achieved the management objectives described in Section 5.A for the Performance Period, the Committee had exercised its discretion to reduce the number of Shares payable in accordance with Section 5.B based on the Company’s percentile ranking among the Peer Group with respect to the Peer Performance Measures as described therein, and the Company’s percentile ranking among the Peer Group for each of those Peer Performance Measures during the Performance Period through the end of the fiscal quarter immediately preceding the date of the Change in Control continued throughout the Performance Period at the same level; over (ii) the number of Target Shares subject to such Award Opportunity. 9. Promotions and New Hires. With respect to a Participant who is newly hired or is promoted by the Company during a Performance Period, the Committee shall grant an Award Opportunity, or adjust an Award Opportunity previously granted, to such Participant for such Performance Period pursuant to the provisions of this Section 9; provided, however, that no Award Opportunity shall be granted or adjusted in such a manner as to cause any Long- Term Incentive Bonus payable under the Plan to fail to qualify as "performance-based compensation" within the meaning of section 162(m)(4)(C) of the Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder. A. Pro-Rated Award Opportunities for Newly-Eligible Executives. A

L26 4822-3301-6025.2 Participant who is granted an Award Opportunity more than 90 days after the beginning of the Performance Period, either because the Participant is a newly hired Eligible Officer or is promoted into an Eligible Officer position, will be granted an Award Opportunity under the Plan for such Performance Period based on the number of Maximum Shares and Target Shares established by the Committee during the first 90 days of the Performance Period for the Participant's grade level, with the number of Maximum Shares and Target Shares pro-rated based on the ratio of the number of full months remaining in the Performance Period on and after the date of hire or promotion (as applicable) to the total number of months in the Performance Period. For any salary grade created between the salary grades for which the Committee has established the number of Maximum Shares and Target Shares as described above, straight-line interpolation shall be used to determine the pro-rated number of Maximum Shares and Target Shares in accordance with this Section 9.A. B. Adjustments to Outstanding Award Opportunities. If a Participant is promoted after the beginning of a Performance Period, the Participant's outstanding Award Opportunity granted for such Performance Period will be adjusted, effective as of the date of such promotion, based on the number of Maximum Shares and Target Shares established by the Committee during the first 90 days of the Performance Period for the Participant's grade level. The adjustments to each such Participant's Award Opportunity shall be pro-rated on a monthly basis, with the number of Maximum Shares and Target Shares for the Participant's original position applicable for the number of full months preceding the effective date of the promotion and the number of Maximum Shares and Target Shares for the Participant's new position applicable for the remaining number of months in the Performance Period. For any salary grade created between the salary grades for which the Committee has established the number of Maximum Shares and Target Shares as described above, straight-line interpolation shall be used to determine the pro-rated number of Maximum Shares and Target Shares in accordance with this Section 9.B. C. Negative Discretion. Notwithstanding any other provision of this Section 9, the Committee retains the discretion to reduce the amount of any Long-Term Incentive Bonus, including a reduction of such amount to zero. By way of illustration, and not in limitation of the foregoing, the Committee may, in its discretion, determine (i) not to grant a pro-rated Award Opportunity pursuant to Section 9.A above, (ii) not to adjust an outstanding Award Opportunity pursuant to Section 9.B above, (iii) to grant a pro-rated Award Opportunity in a smaller amount than would otherwise be provided by Section 9.A above, or (iv) to adjust an outstanding Award Opportunity to produce a smaller Long-Term Incentive Award than would otherwise be provided by Section 9.B above. 10. Plan Administration. The Committee shall be responsible for administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan, the Performance Bonus Plan and the Stock Incentive Plan. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all Participants, Eligible Officers, Beneficiaries and all other persons who have or claim an interest herein. The Committee may, in its discretion, but only to the extent permitted by Section 162(m) of the Code (as applicable), delegate to one or more directors or employees of the Company any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated under

L26 4822-3301-6025.2 the Plan as acts of the Committee with respect to any matters so delegated, and any reference to the Committee in the Plan shall be deemed a reference to any such delegates with respect to any matters so delegated. 11. Tax Withholding. Each Participant is responsible for any federal, state, local, foreign or other taxes with respect to any Long-Term Incentive Bonus payable under the Plan. To the extent the Company is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of the Common Stock under the Plan, then the Company may, in its sole discretion, (a) retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the Fair Market Value (as defined in the Stock Incentive Plan) of the Common Stock on the applicable date), (b) facilitate a sale of Shares payable pursuant to the Award Opportunity to cover such tax withholding obligation, or (c) apply any other withholding method determined by the Company; provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. 12. Unfunded Plan. Each Award Opportunity granted under the Plan represents only a contingent right to receive all or a portion of the number of Maximum Shares subject to the terms and conditions of the Award Agreement, the Plan, the Performance Bonus Plan and the Stock Incentive Plan. Nothing in the Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of a Long-Term Incentive bonus other than as an unsecured general creditor with respect to any payment to which he or she may be entitled under the Plan. 13. Rights of Employer. Neither anything contained in the Plan nor any action taken under the Plan or the Award Agreement shall be construed as a contract of employment or as giving any Participant or Eligible Officer any right to continued employment with the Company or any Affiliate. 14. Nontransferability. Except as otherwise provided in the Plan or the Award Agreement, the benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, and these benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law. Notwithstanding the foregoing, to the extent permitted by the Company, a Participant may designate a Beneficiary or Beneficiaries (both primary and contingent) to receive, in the event of the Participant’s death, any Shares remaining to be delivered with respect to the Participant under the Plan. The Participant shall have the right to revoke any such designation and to re- designate a Beneficiary or Beneficiaries in such manner as may be prescribed by the Company. 15. Successors. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. 16. Governing Law. The Plan and all Award Opportunities shall be construed in accordance with and governed by the laws of the State of Ohio, but without regard to its conflict of law provisions. 17. Amendment or Termination. The Committee reserves the right, at any time, without either the consent of, or any prior notification to, any Participant, Eligible Officer or

L26 4822-3301-6025.2 other person, to amend, suspend or terminate the Plan or any Award Opportunity granted thereunder, in whole or in part, in any manner, and for any reason; provided that any such amendment shall be subject to approval by the shareholders of the Company to the extent required to satisfy the requirements of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder (as applicable), and provided further that any such amendment shall not, after the end of the 90-day period described in Section 3 of the Plan, cause the amount payable under an Award Opportunity to be increased as compared to the amount that would have been paid in accordance with the terms established as of the end of such period. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan following a Change in Control (as defined in the Stock Incentive Plan) may adversely affect in a material way any Award Opportunity that was outstanding on the date of the Change in Control, without the consent of the affected Participant. 18. Claw-back Policy. Each Award Opportunity granted, and each Long-Term Incentive Bonus paid, pursuant to the Plan shall be subject to the terms and conditions of the Claw-back Policy. 19. Section 409A of the Code. It is the Company’s intent that each Long-Term Incentive Bonus payable under the Plan shall be compliant with or exempt from the requirements of Section 409A of the Code under the “short-term deferral” exception set out in Section 1.409A-1(b)(4) of the Treasury Regulations. The Plan shall be interpreted and administered in a manner consistent with such intent. 20. Plan and Performance Bonus Plan Terms Control. In the event of a conflict between the terms and conditions of any Award Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail. In the event of a conflict between the terms and conditions of any Award Agreement or the Plan and the terms and conditions of the Performance Bonus Plan, the terms and conditions of the Performance Bonus Plan shall prevail to the extent necessary for Long-Term Incentive Bonuses paid under the Plan to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder. In the event of a conflict between the terms and conditions of any Award Agreement and the terms and conditions of the Stock Incentive Plan, the terms and conditions of the Stock Incentive Plan shall prevail. 21. Severability. If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan. 22. Waiver. The waiver by the Company of any breach of any provision of the Plan by a Participant shall not operate or be construed as a waiver of any subsequent breach. 23. Captions. The captions of the sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions. 24. Consent to Transfer Personal Data. By acknowledging an Award Opportunity, each Participant will voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this Section 24. Participants are not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant’s ability to participate in the Plan. The

L26 4822-3301-6025.2 Company and its Affiliates hold certain personal information about each Participant, that may include name, home address and telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport / visa information, age, language skills, drivers license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the Company, details of all options or any other entitlements to Shares awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Company and its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of each Participant’s participation in the Plan, and may further transfer Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. By acknowledging an Award Opportunity, each Participant will authorize such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired pursuant to the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing such consent may affect the Participant’s ability to participate in the Plan. 25. Notification of Change in Personal Data. If your address or contact information changes prior to the delivery of any Shares pursuant to an Award Opportunity, the Company must be notified in order to administer the Plan and such Award Opportunity. Notification of such changes should be provided to the Company as follows: A. U.S. and Canada Participants (employees who are on the U.S. or Canadian payroll system):  Active employees: Update your address and contact information directly through your Personal Profile section in the Employee Self-Service site.  Retired, terminated or family member of deceased Participant: Contact the Benefits Service Center at 1-800-992-5564. B. Rest of World Participants (employees who are not on the U.S. or Canadian payroll system): Contact your country Human Resources Manager. 26. Electronic Delivery. By acknowledging an Award Opportunity, each Participant will consent and agree to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with any Award Opportunity granted under the Plan. By acknowledging an Award Opportunity, each Participant will consent to any and all procedures the Company has established or may establish for an electronic signature system for

L26 4822-3301-6025.2 delivery and acceptance of any such documents that the Company may elect to deliver, and each Participant will agree that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. By acknowledging an Award Opportunity, each Participant will consent and agree that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan. 27. Prospectus Notification. Copies of the Stock Incentive Plan, the plan summary and prospectus which describes the Stock Incentive Plan (the “Prospectus”) and the most recent Annual Report and Proxy Statement issued by the Company (collectively, the “Prospectus Information”) are available for review by Participants on the UBS One Source Web site. Each Participant shall have the right to receive a printed copy of the Prospectus Information, free of charge, upon request by either calling the third party Plan Administrator at 877-742-7471 or by sending a written request to Parker’s Total Rewards Department. 28. Definitions. The following capitalized words as used in the Award Agreement shall have the following meanings: “Affiliate” means any corporation or other entity (including, but not limited to, partnerships, limited liability companies and joint ventures) controlled by the Company. “Award Agreement” means a written or electronic communication to a Participant with respect to a Performance Period, which provides notice of the Participant’s Maximum Shares and Target Shares for such Performance Period, subject to the terms and conditions of the Plan, the Performance Bonus Plan and the Stock Incentive Plan. “Award Opportunity” means an opportunity granted by the Committee to a Participant to earn a Long-Term Incentive Bonus under the Plan with respect to a Performance Period, payable in Shares to be delivered under the Stock Incentive Plan, with such opportunity subject to the terms and conditions of the Award Agreement, the Plan, the Performance Bonus Plan and the Stock Incentive Plan. “Beneficiary” means a person designated by a Participant in accordance with Section 14 of the Plan to receive, in the event of the Participant’s death, any Shares remaining to be delivered with respect to the Participant under the Plan. “Board” means the Board of Directors of the Company. "Cause" means any conduct or activity, whether or not related to the business of the Company, that is determined in individual cases by the Committee to be detrimental to the interests of the Company, including without limitation (a) the rendering of services to an organization, or engaging in a business, that is, in the judgment of the Committee, in competition with the Company; (b) the disclosure to anyone outside of the Company, or the use for any purpose other than the Company's business, of confidential information or material related to the Company, whether acquired by the Participant during or after employment with the Company; (c) fraud, embezzlement, theft-in-office or other illegal activity; or (d) a violation of the Company's Code of Conduct or other policies. "Claw-back Policy" means the Parker-Hannifin Corporation Claw-back Policy,

L26 4822-3301-6025.2 as amended from time to time, or any successor policy. “Code” means the Internal Revenue Code of 1986, as amended. “Committee” means the Human Resources and Compensation Committee of the Board, or such other committee appointed by the Board to administer the Performance Bonus Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Treasury Regulations promulgated thereunder (as applicable). “Common Stock” means the common stock of the Company. “Company” has the meaning given such term in Section 1 of the Plan. “Disability” has the meaning set forth in the Parker-Hannifin Corporation Executive Long-Term Disability Plan or such other long-term disability program of the Company or an Affiliate in which the Participant participates. “Eligible Officer” means any employee of the Company or an Affiliate, who is an executive officer of the Company, whether such person is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. "Free Cash Flow Margin" means the Company's net cash flow provided by operating activities less capital expenditures for a calendar year in the Performance Period, expressed as a percentage of the Company's net sales for such calendar year. Free Cash Flow Margin shall be determined in accordance with generally accepted accounting principles as in effect on the first day of the applicable Performance Period. Discretionary pension contributions by the Company during the Performance Period are not included in the calculation of Free Cash Flow Margin. For this purpose, a discretionary pension contribution means a contribution by the Company or one of its subsidiaries to a qualified pension plan for employees of the Company or its subsidiaries where absent actions taken by the Company to affect its funding level in a particular year, no minimum required contribution would have been required under applicable laws and regulations. "Maximum Shares" means, with respect to an Award Opportunity granted to a Participant for a Performance Period, the notional number of Shares equal to 200% of the Participant's Target Shares for such Performance Period. Each Maximum Share shall represent the contingent right to receive one share of Common Stock and shall at all times be equal in value to one share of Common Stock. The number of Maximum Shares granted pursuant to each outstanding Award Opportunity is subject to adjustment in accordance with the terms of the Performance Bonus Plan. “Other Retirement” means a termination of employment by a Participant during a Performance Period that constitutes “retirement” under the policy of the Company or an Affiliate applicable to the Participant at the time of such termination of employment, other than a Qualifying Retirement. For purposes of clarity, whether a Participant’s termination of employment constitutes an Other Retirement will be determined separately with respect to each Performance Period for which such Participant has an outstanding Award Opportunity at the

L26 4822-3301-6025.2 time of termination of employment. “Participant” means an Eligible Officer who has been granted an Award Opportunity with respect to a Performance Period. “Peer Group” means the group of peer companies established as such by the Committee for each Award Opportunity and set forth in the grant of such Award Opportunity. "Performance Bonus Plan" means the Parker-Hannifin Corporation 2022 Performance Bonus Plan, as it existed prior to its expiration, or any successor plan approved by the shareholders of the Company. “Performance Period” means a period of three consecutive calendar years. “Plan” means the Parker-Hannifin Corporation Long-Term Incentive Performance Plan Under the Performance Bonus Plan, as amended from time to time. “Qualifying Retirement” applies to participants in the Plan who receive their first Award Opportunity pursuant to the Plan on or before January 24, 2018, and means termination of employment by a Participant during a Performance Period (i) after attainment of age 65, or (ii) after attainment of age 60 with at least 10 years of service and after completion of at least 12 months of continuous employment during such Performance Period. For purposes of clarity, whether a Participant’s termination of employment constitutes a Qualifying Retirement will be determined separately with respect to each Performance Period for which such Participant has an outstanding Award Opportunity at the time of termination of employment. "Return on Average Equity" means the Company's net income for a calendar year in the Performance Period, divided by the average of shareholder's equity as of the first and last day of such calendar year. Return on Average Equity shall be determined in accordance with generally accepted accounting principles as in effect on the first day of the applicable Performance Period. “Stock Incentive Plan” means the Amended and Restated Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan, as amended from time to time, or any successor plan. "Target Shares" means the notional number of Shares specified as such in a Participant's Notice of Award for a Performance Period, which may be used by the Committee in the exercise of its discretion under Section 5.B of the Plan to reduce the amount otherwise payable pursuant to the Participant's Award Opportunity.